Registration No. 333-_________
As filed with the Securities and Exchange Commission on October 3, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                      CASCADE MOUNTAIN MINING COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                     95-4886472
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                601 Union Street
                                   42nd Floor
                           Seattle, Washington, 98101
                    (Address of principal executive offices)

                          2003 Consultant Services Plan
                            (Full title of the plan)

          Wayne Barrington Daley                          Copy to:
         Chief Executive Officer
             601 Union Street                     Russell T. Alba, Esquire
                42nd Floor                             Foley & Lardner
        Seattle, Washington, 98101           100 North Tampa Street, Suite 2700
   (Name, address and telephone number,             Tampa, Florida 33602
including area code, of agent for service)             (813) 229-2300
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum         Proposed maximum
Title of securities to       Amount to be       offering price per       aggregate offering        Amount of
     be registered          Registered(1)            share (2)               price (2)           registration fee

Common Stock,
$.001 par value               27,939,396               $.03                 $838,181.88              $67.81

(1) The provisions of Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on September 30, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents have been previously filed by Cascade Mountain Mining Company, Inc. (the "Company") with the Commission and are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-KSB filed on March 31, 2003, for the fiscal years ended December 31, 2001 and 2002, which includes audited financial statements as of and for the year ended December 31, 2001 and 2002.

                  (b)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 23, 2002.

                  (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.


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

                  The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Nevada law.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.
                  --------

                  The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.           Exhibit

(4.1)                 2003 Consulting Services Agreement with James A. Reskin

(4.2)                 2003 Consulting Services Agreement with Ted Davis

(4.3)                 2003 Consulting Services Agreement with D. Scott Elliott

(5)                   Opinion of Foley & Lardner

(23.1)                Consent of Withey Addison LLP, Chartered Accountants

(23.2)                Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.           Undertakings.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, and State of Washington, on this 2nd day of October, 2003.

                                       Cascade Mountain Mining Company, Inc.



                                       By:     /s/ Wayne Barrington Daley
                                           -------------------------------------
                                              Wayne Barrington Daley
                                              Chief Executive Officer

                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Wayne Barrington Daley his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


Signature                                      Title                                      Date

/s/ Wayne Barrington Daley                     Chief Executive Officer
----------------------------                   (Principal Executive Officer)
Wayne Barrington Daley                         and Director                               October 2, 2003


/s/ Wayne Barrington Daley
----------------------------                   Chief Financial Officer
Wayne Barrington Daley                         (Principal Executive Officer)              October 2, 2003


/s/ Michael Skopos
---------------------------
Michael Skopos                                 Director                                   October 2, 2003



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

                                  EXHIBIT INDEX

            THE CASCADE MOUNTAIN MINING COMPANY, INC. 2003 CONSULTANT
                                    SERVICES

Exhibit No.                         Exhibit

(4.1)                 2003 Consulting Services Agreement with James A. Reskin

(4.2)                 2003 Consulting Services Agreement with Ted Davis

(4.3)                 2003 Consulting Services Agreement with D. Scott Elliott

(5)                   Opinion of Foley & Lardner

(23.1)                Consent of Withey Addison LLP, Chartered Accountants

(23.2)                Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)






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